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FOR IMMEDIATE RELEASE


Espey Announces 4th Quarter Dividend...

Saratoga Springs, NY, May 22, 2006 - The Board of Directors of Espey Mfg. & Electronics Corp., (AMEX:ESP) has declared a cash dividend of $.09 per share for the fourth quarter of the fiscal year ending June 30, 2006. The dividend will be payable on June 23, 2006 to all shareholders of record at June 5, 2006. The amount of the cash dividend per share has been adjusted to reflect the Company's two for one stock split in the form of a stock dividend of one share for each issued share that was distributed on December 30, 2005.

The Board of Directors is pleased to announce the appointment of James Clemens, 56, as a corporate officer of the Company. Mr. Clemens has been the Vice President of Sales & Marketing for the past two years and will retain that title. Prior to joining Espey, he was President & CEO of Ling Electronics, Inc., formally owned by Mechanical Technologies Incorporated.

Espey's  primary  business  is  the  development,   design,  and  production  of
specialized military and industrial power supplies/electronic equipment. The Company's web site can be found on the Internet at www.espey.com.

For further information, contact Mr. Howard Pinsley or Mr. David O'Neil at (518) 245-4400.

This press release may contain certain statements that are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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